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                                                                    Exhibit 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




    As independent public accountants, we hereby consent to the use in this registration statement on Form S-4 of our reports dated March 3, 2000 and March 29, 1999 , on the financial statements of Granite Canyon Quarry, which financial statements are consolidated into Kiewit Materials Company and subsidiaries' consolidated financial statements for the three years ended December 25, 1999 and to all references to our Firm included in this registration statement.




                                            Arthur Andersen LLP



Denver, Colorado
July 27, 2000